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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT


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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT

     The following sets forth the subsidiary of First Financial Corporation at December 31, 1996. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:

                        JURISDICTION                                           PERCENTAGE OF
                             OF                                              VOTING SECURITIES
                         SUBSIDIARY                           INCORPORATION        OWNED
------------------------------------------------------------  -------------  -----------------
First Bank & Trust..........................................    Tennessee           100%
First Southern Finance......................................    Tennessee           100%
(Subsidiary of First Bank & Trust)